UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           December 14, 2004
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

On December 14, 2004 — Laboratory Corporation of America® Holdings (LabCorp®) and US Pathology Labs, Inc. (US LABS), a provider of anatomic pathology and oncology testing services with a focus on the outpatient market, announced that they have entered into a definitive agreement under which LabCorp will acquire all of the outstanding shares of US LABS for approximately $155 million in cash. The acquisition will be accomplished through a merger of a newly-formed, wholly-owned subsidiary of LabCorp with and into US LABS, with US LABS surviving as a LabCorp subsidiary. The purchase price is subject to adjustment at closing and upon the completion of the year-end audit for US LABS for certain balance sheet related matters. The transaction, which is subject to regulatory and US LABS shareholder approval, is expected to close in the first quarter of 2005.

Exhibits

99.1 Press Release dated December 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: December 15, 2004	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary